Exhibit 99.1

NEWS RELEASE

Colonial BancGroup, Inc.	FOR IMMEDIATE RELEASE
P.O. Box 1108	September 12, 2006
Montgomery, AL 36101
For More Information Contact:
T. Brent Hicks (334) 240-5100

COLONIAL BANCGROUP ANNOUNCES STOCK REPURCHASE PROGRAM

MONTGOMERY, Ala. – The Executive Committee of the Board of Directors of The Colonial BancGroup, Inc. approved a new stock repurchase program on September 8, 2006. The stock repurchase program authorizes the repurchase of up to $100 million of BancGroup Common Stock.

The stock repurchase program was authorized because of favorable market conditions. Purchases will be made from time to time in the open market or in privately negotiated transactions on such terms as are deemed to be in the best interests of BancGroup. The stock repurchase program is in addition to the stock repurchase program announced on July 21, 2006.

About The Colonial BancGroup, Inc.

The Colonial BancGroup, Inc. is a $23 billion bank holding company operating 299 offices in Florida, Alabama, Georgia, Nevada and Texas. The company’s common stock is traded on the New York Stock Exchange under the symbol CNB and the company’s Web site is located at www.colonialbank.com.

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